Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Ohio Dividend Advantage Municipal Fund 3
333-77030
811-10637


A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment Policies are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the fundamental policies relating to investments in municipal securities and below investment grade securities.


   For
            1,036,011
                      113
   Against
                 90,876
                          7
   Abstain
               101,545
                          1
   Broker Non-Votes
               309,103
                      482
      Total
            1,537,535
                      603



To approve the new fundamental policy relating to investments in municipal securities.


   For
            1,044,834
                      113
   Against
                 87,592
                          7
   Abstain
                 96,006
                          1
   Broker Non-Votes
               309,103
                      482
      Total
            1,537,535
                      603

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012626.